Exhibit 99.1
GigaCloud Technology Inc Announces Third Quarter and Nine Months Ended September 30, 2026 Financial Results
— Delivers Record Quarterly Revenue, Net Income, and Diluted EPS —

EL MONTE, Calif., November 5, 2026 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced financial results for the third quarter and nine months ended September 30, 2026, including record quarterly revenue, net income, and diluted earnings per share.
Third Quarter 2026 Financial Highlights
•Total revenues of $423.6 million, increased 27.4% year-over-year.
•Gross profit of $105.3 million, increased 36.8% year-over-year.
Gross margin was 24.9%, compared to 23.2% in the third quarter of 2025.
•Net income of $50.6 million, increased 36.0% year-over-year.
Net income margin was 11.9%, compared to 11.2% in the third quarter of 2025.
Diluted EPS increased 42.4% year-over-year to $1.41.
•Adjusted EBITDA1 of $61.8 million, increased 42.4% year-over-year.
Adjusted EPS – diluted2 increased 49.1% year-over-year to $1.73.
•Cash and cash equivalents, Restricted Cash, and Investments totaled $418.0 million as of September 30, 2026, compared with $416.9 million as of December 31, 2025.
Year-to-Date 2026 Financial Highlights
•Total revenues of $1,194.7 million, increased 28.9% year-over-year.

•Gross profit of $296.7 million, increased 36.3% year-over-year.
Gross margin was 24.8%, compared to 23.5% for the same period of 2025.

•Net income of $131.1 million, increased 32.6% year-over-year.
Net income margin was 11.0%, compared to 10.7% for the same period of 2025.
Diluted EPS increased 40.7% year-over-year to $3.60.

•Adjusted EBITDA of $167.9 million, increased 39.9% year-over-year.
Adjusted EPS – diluted of $4.61, increased 48.2% year-over-year.
Operational Highlights
•GigaCloud Marketplace GMV3 increased 24.0% year-over-year to $1,846.2 million for the 12 months ended September 30, 2026.
1     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
2     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
3    GigaCloud Marketplace GMV means the total gross merchandise value of transactions ordered through our GigaCloud Marketplace including GigaCloud 3P and GigaCloud 1P, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.

•3P seller GigaCloud Marketplace GMV4 increased 30.6% year-over-year to $1,032.2 million for the 12 months ended September 30, 2026. 3P seller GigaCloud Marketplace GMV represented 55.9% of total GigaCloud Marketplace GMV for the 12 months ended September 30, 2026.
•Active 3P sellers5 increased 22.3% year-over-year to 1,507 for the 12 months ended September 30, 2026.
•Active buyers6 increased 21.2% year-over-year to 13,837 for the 12 months ended September 30, 2026.
•Spend per active buyer7 was $133,425 for the 12 months ended September 30, 2026.
“Periods of market uncertainty underscore the importance of a clear long-term vision and consistent execution,” said Larry Wu, Founder and Chief Executive Officer. “Our growth reflects a long-term strategy built around multiple drivers, including new product development, geographic expansion into markets such as Europe, broader sales channels through partnerships and strategic M&A, and new models that better serve our customers. Growth is not built in a single quarter – it is built over time with deliberate planning, patience, and follow-through that turn today’s opportunities into tomorrow’s value.”

“We remain committed to returning capital to our shareholders while building long-term sustainable value, with $115 million remaining under our current share repurchase authorization,” said Erica Wei, Chief Financial Officer. “We will continue to execute buybacks opportunistically, taking advantage of market volatility, and will consider a one-time special dividend if any authorization balances remain unused at the end of our three-year program in August 2029.”
Business Outlook
The Company expects its total revenues to be between $425 million and $450 million in the fourth quarter of 2026. This forecast reflects the Company’s current and preliminary views on the market and operational conditions, which are subject to change and cannot be predicted with reasonable accuracy as of the date hereof.
Share Repurchase Program
On August 13, 2025, the Board approved a share repurchase program which authorized the repurchase of its Class A ordinary share up to $111.0 million, effective August 17, 2025 for three years (the “2025 Program”). On August 5, 2026, the Company’s Board of Directors approved a new $120.0 million share repurchase program (the “2026 Program”). The 2026 Program became effective on August 6, 2026 and will remain in effect for a period of three years, while the 2025 Program was terminated on the same date.
During the third quarter of 2026, we repurchased 491,831 of our Class A ordinary shares at a total consideration of approximately $17.7 million. Subsequent to the third quarter of 2026, the Company has repurchased an aggregate of 87,860 Class A ordinary shares in the open market at a total consideration of approximately $5.0 million pursuant to a repurchase plan under Rule 10b5-1 of the Exchange Act.
Under the share repurchase program, the Company may purchase its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors.
4     3P seller GigaCloud Marketplace GMV means the total gross merchandise value of transactions sold through our GigaCloud Marketplace by 3P sellers, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
5    Active 3P sellers means sellers who have sold a product in GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
6    Active buyers means buyers who have purchased a product in the GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
7    Spend per active buyer is calculated by dividing the total GigaCloud Marketplace GMV within the last 12-month period by the number of active buyers as of such date.

Conference Call
The Company will host a conference call to discuss its financial results at 8:00 am U.S. Eastern Time on November 5, 2026. Participants who wish to join the call should pre-register here at https://dpregister.com/DiamondPassRegistration/register?confirmationNumber=10212075&linkSecurityString=104e9aba862. Upon registration, participants will receive the dial-in number and a unique PIN, which can be used to join the conference call. If participants register and forget their PIN or lose their registration confirmation email, they may re-register to receive a new PIN. All participants are encouraged to dial in 15 minutes prior to the start time. A live and archived webcast of the conference call will be accessible on the Company’s investor relations website at: https://investors.gigacloudtech.com/.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EPS – diluted, to understand and evaluate its core operating performance. Adjusted EBITDA is net income excluding interest, income taxes and depreciation and amortization, further adjusted to exclude share-based compensation expense. Adjusted EPS – diluted is a financial measure defined as our Adjusted EBITDA divided by our diluted weighted-average shares outstanding. Management uses Adjusted EBITDA and Adjusted EPS – diluted as measures of operating performance, for planning purposes, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors and investors concerning our financial performance. Non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
For more information on the non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of Adjusted EBITDA” and “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations

Email: ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$374,212	$379,780
Restricted cash	744	760
Investments	43,042	36,316
Accounts receivable, net	86,297	65,973
Inventories	218,982	188,298
Prepayments and other current assets	43,124	19,535
Total current assets	766,401	690,662
Non-current assets
Operating lease right-of-use assets	432,678	431,455
Property and equipment, net	38,523	32,281
Intangible assets, net	4,312	4,978
Goodwill	12,900	12,586
Deferred tax assets	15,231	12,981
Other non-current assets	16,452	17,516
Total non-current assets	520,096	511,797
Total assets	$1,286,497	$1,202,459

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands except for share data and per share data)

	September 30, 2026	December 31, 2025
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$85,922	$105,407
Contract liabilities	5,380	6,459
Current operating lease liabilities	115,172	100,326
Income tax payable	16,989	17,509
Accrued expenses and other current liabilities	126,013	112,547
Contingent consideration	3,395	—
Total current liabilities	352,871	342,248
Non-current liabilities
Operating lease liabilities, non-current	359,572	368,321
Deferred tax liabilities	653	797
Finance lease obligations, non-current	655	690
Non-current income tax payable	4,845	4,604
Total non-current liabilities	365,725	374,412
Total liabilities	$718,596	$716,660

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands except for share data and per share data)

	September 30, 2026	December 31, 2025
Shareholders’ equity
Treasury shares, at cost (491,831 and 237,269 shares held as of September 30, 2026 and December 31, 2025, respectively)	$(17,719)	$(7,126)
Class A ordinary shares ($0.05 par value, 50,673,268 shares authorized, 29,255,152 and 29,637,687 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	1,488	1,495
Class B ordinary shares ($0.05 par value, 9,326,732 shares authorized, 6,456,732 and 7,276,732 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	322	363
Additional paid-in capital	92,332	88,674
Accumulated other comprehensive income	—	1,527
Retained earnings	491,478	400,866
Total shareholders’ equity	567,901	485,799
Total liabilities and shareholders’ equity	$1,286,497	$1,202,459

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands except for share data and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Service revenues	$136,040	$108,370	$373,406	$299,362
Product revenues	287,524	224,268	821,289	627,788
Total revenues	423,564	332,638	1,194,695	927,150
Cost of revenues
Services	115,269	98,473	328,614	263,485
Products	203,032	157,116	569,416	445,946
Total cost of revenues	318,301	255,589	898,030	709,431
Gross profit	105,263	77,049	296,665	217,719
Operating expenses
Selling and marketing expenses	34,716	25,477	102,140	68,813
General and administrative expenses	9,126	8,511	38,052	35,882
Research and development expenses	2,288	2,534	7,337	8,211
Losses on disposal of property and equipment	102	7	115	127
Total operating expenses	46,232	36,529	147,644	113,033
Operating income	59,031	40,520	149,021	104,686
Interest expense	(124)	(71)	(350)	(126)
Interest income	3,497	3,120	9,539	8,555
Foreign currency exchange gains (losses), net	(591)	(557)	(1,718)	882
Others, net	207	1,020	1,354	3,494
Income before income taxes	62,020	44,032	157,846	117,491
Income tax expense	(11,412)	(6,857)	(26,779)	(18,618)
Net income	$50,608	$37,175	$131,067	$98,873
Foreign currency translation adjustment, net of nil income taxes	277	101	542	1,391
Net unrealized gain (loss) on available-for-sale investments	(13)	10	(16)	3
Intra-entity foreign currency transactions gain (loss)	(153)	(420)	(2,002)	4,602
Release of foreign currency translation reserve related to liquidation of subsidiaries	—	—	(51)	(1)
Total other comprehensive income (loss)	111	(309)	(1,527)	5,995
Comprehensive Income	$50,719	$36,866	$129,540	$104,868
Net income per ordinary share
—Basic	$1.41	$0.99	$3.61	$2.57
—Diluted	$1.41	$0.99	$3.60	$2.56
Weighted average number of ordinary shares outstanding used in computing net income per ordinary share
—Basic	35,788,801	37,539,214	36,331,433	38,535,151
—Diluted	35,824,157	37,605,032	36,377,444	38,607,748

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$131,067	$98,873
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,729	6,304
Share-based compensation	12,469	4,602
Operating lease	4,987	3,583
Changes in accounts receivables	(12,777)	(21)
Changes in inventories	(24,364)	759
Changes in prepayments and other assets	(26,088)	(5,002)
Changes in accounts payable, accrued expenses and other current liabilities	(11,417)	18,223
Changes in contract liabilities	(1,020)	575
Changes in income tax payable	(68)	(2,151)
Changes in deferred income taxes	(921)	(1,137)
Other operating activities	4,463	1,684
Net cash provided by operating activities	$83,060	$126,292
Cash flows from investing activities:
Purchases of property and equipment	(8,321)	(5,162)
Disposals of property and equipment	130	131
Acquisitions, net of cash acquired	(14,284)	—
Purchases of investments	(85,580)	(84,694)
Sales and maturities of investments	78,618	93,287
Net cash provided by (used in) investing activities	$(29,437)	$3,562
Cash flows from financing activities:
Repayment of finance lease obligations	$(463)	$(284)
Repurchases of ordinary shares	(60,017)	(57,373)
Net cash used in financing activities	$(60,480)	$(57,657)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	1,273	2,913
Net increase (decrease) in cash, cash equivalents and restricted cash	$(5,584)	$75,110
Cash, cash equivalents and restricted cash at the beginning of the period	380,540	260,444
Cash, cash equivalents and restricted cash at the end of the period	$374,956	$335,554
Supplemental disclosure of cash flow information
Cash paid for interest expense	$350	$126
Cash paid for income taxes	$27,636	$22,061
Non-cash investing and financing activities:
Purchase of property and equipment under finance leases	$693	$900
Contingent consideration payable	$3,325	$—

GigaCloud Technology Inc
UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30
	2026	2025	2026	2025
	(In thousands)		(In thousands)
Net Income	$50,608	$37,175	$131,067	$98,873
Add: Income tax expense	11,412	6,857	26,779	18,618
Add: Interest expense	124	71	350	126
Less: Interest income	(3,497)	(3,120)	(9,539)	(8,555)
Add: Depreciation and amortization	2,298	2,115	6,729	6,304
Add: Share-based compensation expenses	879	349	12,469	4,602
Adjusted EBITDA	$61,824	$43,447	$167,855	$119,968

UNAUDITED RECONCILIATION OF ADJUSTED EPS – DILUTED

	Three Months Ended September 30,		Nine Months Ended September 30
	2026	2025	2026	2025
Net income per ordinary share – diluted	$1.41	$0.99	$3.60	$2.56
Adjustments, per ordinary share:
Add: Income tax expense	0.32	0.18	0.74	0.48
Add: Interest expense	—	—	0.01	—
Less: Interest income	(0.10)	(0.08)	(0.26)	(0.22)
Add: Depreciation and amortization	0.08	0.06	0.18	0.16
Add: Share-based compensation expenses	0.02	0.01	0.34	0.12
Adjusted EPS – diluted	$1.73	$1.16	$4.61	$3.11

Weighted average number of ordinary shares outstanding – diluted	35,824,157	37,605,032	36,377,444	38,607,748